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                                                                   EXHIBIT 12(B)

                           DORAL FINANCIAL CORPORATION
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE
                               SECURITY DIVIDENDS


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                                                                              SIX-MONTH
                                                                            PERIOD ENDED
                                                                            JUNE 30, 2000
                                                                           --------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                 $ 46,272
  Plus:
     Fixed Charges (excluding capitalized interest)                             131,150
                                                                               --------

TOTAL EARNINGS                                                                 $177,422
                                                                               ========

FIXED CHARGES:
     Interest expensed and capitalized                                         $131,838
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                            991
     An estimate of the interest component within rental expense                  1,047
                                                                               --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                  133,876
                                                                               --------

Preferred dividend requirements                                                   2,786
Ratio of pre tax income to net income                                             1.133
                                                                               --------

PREFERRED DIVIDEND FACTOR                                                         3,156
                                                                               --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                          $137,032
                                                                               ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS               1.29
                                                                               ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                 $ 46,272
  Plus:
     Fixed Charges (excluding capitalized interest)                             102,912
                                                                               --------

TOTAL EARNINGS                                                                 $149,184
                                                                               ========

FIXED CHARGES:
     Interest expensed and capitalized                                         $103,600
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                            991
     An estimate of the interest component within rental expense                  1,047
                                                                               --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                  105,638
                                                                               --------

Preferred dividend requirements                                                   2,786
Ratio of pre tax income to net income                                             1.133
                                                                               --------

PREFERRED DIVIDEND FACTOR                                                         3,156
                                                                               --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                          $108,794
                                                                               ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS               1.37
                                                                               ========
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